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                                                                    EXHIBIT 4.12

                           VARCO INTERNATIONAL, INC.


                               FOURTH AMENDMENT
                              TO CREDIT AGREEMENT



         This FOURTH AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of February 18, 1998 and entered into by and among VARCO INTERNATIONAL, INC., a California corporation ("COMPANY"). THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), and UNION BANK OF CALIFORNIA, N.A. ("UBOC"), as agent for Lenders (in such capacity, "AGENT"), and is made with reference to that certain Credit Agreement dated as of June 27, 1997, as amended by a First Amendment to Credit Agreement dated as of July 15, 1997, by a Second Amendment to Credit Agreement dated as of August 13, 1997 and by a Third Amendment to Credit Agreement dated as of November 7, 1997 (as so amended the "CREDIT AGREEMENT"), by and among Company, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                   RECITALS

         WHEREAS, the parties hereto wish to amend the Credit Agreement in certain respects;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         SECTION 1. AMENDMENT TO THE CREDIT AGREEMENT; WAIVER.

         A.     AMENDMENT TO SUBSECTION 5.11, EMPLOYEE BENEFIT PLANS.
                ----------------------------------------------------

                Subsection 5.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                "5.11 Employee Benefit Plans.
                 ---------------------------

                Neither Company nor any ERISA Affiliate maintains or has ever maintained, contributes to or has ever contributed to, or is obligated to contribute to or has ever been obligated to contribute to, any Employee Benefit Plan subject to Title IV of ERISA."

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     B.     WAIVER.
            ------

            The Lenders hereby waive any Event of Default that may have occurred prior to the effective date of this Amendment by virtue of the representation and warranty set forth in Subsection 5.11, but only to the extent such Event of Default would not have occurred after giving effect to the amendment set forth in Section 1A. of the Amendment.

     SECTION 2.  MISCELLANEOUS

     A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     (i) Each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to this Amended Agreement.

     (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

     B. FEES AND EXPENSES. Company acknowledges that all reasonable costs, fees and expenses as described in Subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

     C. HEADINGS. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING WITHOUT LIMITATION SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

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            E.  COUNTERPARTS; EFFECTIVENESS.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective and shall be retroactive to December 31, 1997 upon the execution of a counterpart hereof by Requisite Lenders and each of the other parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.


                 [Remainder of page intentionally left blank]

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


          COMPANY:

                             VARCO INTERNATIONAL, INC.

                             By: /s/ R.A. Kertson
                                 ------------------------
                             Name:  R.A. Kertson
                             Title: Vice President - Finance



                             Notice Address:

                                    743 North Eckhoff Street
                                    Orange, CA 92868
                                    Attention:  Chief Financial Officer



          LENDERS:

                             UNION BANK OF CALIFORNIA, N.A.
                             as a Lender, as Issuing Lender and as Agent

                             By: /s/ Andrew G. Ewing, Jr.
                                 ----------------------------------------
                             Name:  Andrew G. Ewing, Jr.
                             Title: Vice President


                             Notice Address:

                                    445 South Figueroa Street
                                    16th Floor
                                    Los Angeles, CA 90071
                                    Attention:  Andrew G. Ewing, Jr.

                                     S-1
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                                          THE CHASE MANHANTTAN BANK, as a Lender



                                          By:  /s/ James C. Nicholas
                                             ------------------------
                                             Name:  James C. Nicholas
                                             Title: Executive Vice President


                                           Notice Address:

                                             707 Travis Street, 5th Floor
                                             Houston, TX 77002
                                             Attention:  Darl Petty

                                      S-2
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                                  MORGAN GUARANTY TRUST COMPANY OF NEW
                                  YORK as a Lender

                                  By: /s/ Robert Bottamedi
                                      ----------------------------
                                  Name:  Robert Bottamedi
                                  Title: Vice President


                                  Notice Address:

                                         60 Wall Street
                                         New York, NY 10260
                                         Attention:  Robert Barrett


                                      S-3